                                                                    EXHIBIT 10.8


                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS AGREEMENT is entered into as of the 1st day of January, 1998 between OPTICAL TECHNOLOGY GROUP, INC. D/B/A OTG SOFTWARE (the "Corporation") and F. WILLIAM CAPLE (the "Executive").

         WHEREAS, the Corporation desires to have the full time services of Executive and Executive is desirous and willing to so serve the Corporation; and

         WHEREAS, for the purpose of establishing the terms and conditions of Executive's service for the Corporation and the respective rights and obligations of the Executive and the Corporation, the parties wish to amend and supersede their prior agreement by entering into this Agreement.

         NOW THEREFORE, in consideration of the above premises and the mutual covenants and conditions contained herein, the parties agree as follows:

1. EMPLOYMENT

         1.1 Employment and Title. The Corporation agrees to employ Executive as Executive Vice President, and Executive hereby accepts such employment and agrees to perform the services specified herein upon the terms and conditions hereinafter set forth. Employment under the terms hereof shall begin January 1, 1998 (the "Effective Date").

         1.2 Duties. Executive shall perform managerial duties and shall otherwise perform all duties reasonably necessary and commensurate with the positions of Executive Vice President.

         1.3 Extent of Service. Executive shall be a full-time employee, and shall, during customary reasonable business hours, devote his full time, attention and energy to the business of the Corporation.

         1.4 Term of Employment and Termination

                  1.4.1 Term. This Agreement shall commence on the Effective Date, and shall continue for a three year term; and shall automatically renew for consecutive one-year terms unless terminated by either party pursuant to written notice provided to the other party not less than 30 days prior to the expiration of the then-effective term. Notwithstanding the foregoing, Executive and/or the

Corporation may terminate Executive's employment with the Corporation, as otherwise set forth below.

                  1.4.2 Termination by the Corporation with Cause. The Corporation may terminate Executive with and for cause should Executive willfully breach or repeatedly breach the restrictions, obligations or duties which he is required to satisfy or perform under this Agreement, or engage in any of the acts specified in Exhibit A hereto. Executive's termination for cause hereunder shall be effective 5 days following receipt by Executive of written notice of termination with the reason for termination specified therein.

                  1.4.3. Termination by the Corporation without Cause. The Corporation may terminate Executive without cause provided the Corporation delivers to Executive written notice thereof 90 days prior to the actual date of termination. In the event Executive is terminated without cause, Executive shall be paid a severance amount equal to six months of Executive's then current Base Salary, payable over a six month period commencing on the 91st day following Executive's receipt of the above written notice of termination without cause.

                  1.4.4 Termination by Executive. The Executive may terminate this Agreement upon providing the Corporation with 90 days prior written notice thereof.

2. COMPENSATION

         2.1 Base Salary. As base salary compensation for services rendered under this Agreement, Executive shall receive through December 31, 1998, a salary in the amount of $125,000 (the "Base Salary"). The Base Salary shall be paid to Executive in the ordinary pay period installments currently utilized by the Corporation. The Base Salary amount shall be reviewed and subject to change annually at the commencement of each calendar year.

         2.2 Bonus Compensation. ln addition to the Base Salary, Executive shall receive a bonus equal to 33.33% of Base Salary payable in equal monthly amounts. Executive's bonus compensation shall be reviewed and subject to change annually at the commencement of each calendar year.

         2.3 Initial Public Offering Bonus. In the event that at any time before May 1, 1999 the Corporation, or any successor or affiliated entity, should effectively register and file with the Securities & Exchange Commission a registration statement pursuant to the Securities Act of 1933, as amended, whereby securities of the Corporation (or a successor entity) are sold to the public for a minimum of $20,000,000 in aggregate proceeds (the "IPO"), Executive shall receive an IPO bonus in the amount of $100,000. In the event that the Corporation, or any successor or affiliated entity, does not effect an IPO by May 1, 1999, Executive's IPO bonus shall be reviewed and subject to change but in no event shall such bonus be less than the above $100,000. This IPO bonus shall be payable to Executive as soon as possible following the closing of the IPO transaction. Executive's IPO bonus shall be payable in one lump cash sum or in registered, publicly tradeable securities, or any combination of the two, as desired by Executive.

         2.4 Stock Option/Employee Equity Plans. Executive shall participate in the Corporation's to-be-established Employee Stock Option/Employee Equity Plan or Plans (the "Plan(s)") as determined by the Corporation's Board of Directors and/or the appropriate Corporation committee charged with the responsibility of administering the Plan(s).

         2.5 Other Benefits

                  2.5.1 Paid Vacation. Executive shall be entitled to two weeks paid vacation per year or such other reasonable vacation time as agreed upon by Executive and the Corporation, or as otherwise provided pursuant to established policies of the Corporation.

                  2.5.2 Health Insurance. During the term of this Agreement, the Corporation shall pay all premiums for health insurance for Executive and his family.

                  2.5.3 Expense Reimbursement. Upon submission of appropriate written expense reports, receipts or other substantiating evidence, Executive shall be entitled to reimbursement for all expenses incurred by Executive in the performance of his duties hereunder and/or the furtherance of the Corporation's business, including reimbursement for cellular/mobile phone expenses.

                  2.5.4 Other Benefits. Executive shall be entitled to and receive all other benefits and privileges offered to other senior executives of the Corporation.

3. PROTECTION OF CONFIDENTIAL INFORMATION

         3.1 Executive recognizes and acknowledges that he will have access to confidential, proprietary and/or sensitive business information, including but not limited to actual and potential customer information, marketing information, financial information, techniques, proprietary data and trade secrets of the Corporation (hereinafter all forms of information referenced above shall collectively be referred to as "Protected Information"); and that such Protected Information constitutes valuable, special, and unique property of the Corporation.

         3.2 During or after the term of his employment by the Corporation, Executive will not make any unauthorized use of, will not disclose and will maintain in secrecy and in confidence, as the secret and sole property of the Corporation, the Protected Information. Executive will not, in any event, disclose or use any Protected Information unless Executive receives specific permission from the CEO of the Corporation to disclose or use such Protected Information; and Executive will disclose or use such information only as directed or permitted by the Corporation. Upon termination of his employment for any reason, Executive shall promptly deliver to the Corporation all documents, computer software, drawings, manuals, letters, notes, notebooks, reports and all other material and records of any kind pertaining to Protected Information which have been acquired by Executive during the term of his employment.

         3.3 Executive acknowledges that a breach of the terms of this Section 3 will cause immediate and irreparable harm to the Corporation, and money damages may not be sufficient to compensate the Corporation for a breach. In the event of a breach or threatened breach of the provisions of this Section 3, the Corporation shall be entitled to an injunction restraining Executive from disclosing and/or using, in whole or in part, such Protected Information. Nothing contained herein shall be construed as prohibiting the Corporation from pursuing any other remedy for such breach or threatened breach, including the recovery of damages from Executive.

         3.4 The provisions of this section shall survive any termination of Executive's employment.

4. NON-COMPETITION

         4.1 During the term of his employment with the Corporation, and for a period of two years immediately following the termination of his employment for any reason whatsoever, or, if Executive's employment with the Corporation has been for a shorter period than two years, for a time period equal to Executive's employment period with the Corporation (such two year or shorter employment period being hereinafter referred to as the "Restrictive Period"), Executive will not either directly or indirectly be connected with the management, operation or control of any Conflicting Organization (as defined in Section 4.1.1) doing business within 500 miles of any of the Corporation's operating offices.

                  4.1.1 "Conflicting Organization" means any person or organization which is engaged in or is about to become engaged in research on or the development, production, marketing or sale of any Conflicting Product or Service.

"Conflicting Product or Service" means any product or service of any person or organization which is the same as or similar to or improves upon a product or service of the Corporation about which Executive acquired Protected Information as a result of employment by the Corporation.

         4.2 During the term his employment with the Corporation and during the Restrictive Period, Executive's obligations under subparagraph 4.1 shall specifically include but not be limited to the agreement by Executive not, either directly or indirectly, to call on or solicit, or to attempt to call on or solicit, in any manner which could have the effect of taking away, or attempting to take away, any of the customers of the Corporation with whom he became acquainted during his employment with the Corporation, either for himself or for any other person, firm, corporation or other entity. The term "customer" shall include, but not be limited to, both existing and prospective customers during the term of Executive's employment.

         4.3 During the term of his employment with the Corporation and for a two year period following Executive's termination of his employment with the Corporation, Executive shall not, either directly or indirectly, enter into an agreement with, or solicit or offer employment to, employees of the Corporation for the purpose of causing them to leave the employment of the Corporation.

         4.4 The provisions of this Section 4 shall survive any termination of this Agreement. Executive acknowledges that a breach of the terms of this
Section 4 will cause immediate and irreparable harm to the Corporation, and money damages may not be sufficient to compensate the Corporation for a breach. In the event of a breach or threatened breach of the provisions of this Section 4, the Corporation shall be entitled to an injunction restraining or mandating action by Executive to enforce the terms hereof; and nothing contained herein shall be construed as prohibiting the Corporation from pursuing any other remedy for such breach or threatened breach, including the recovery of damages from Executive.

5. NO ASSIGNMENT

         Neither Executive nor the Corporation may assign their rights or obligations hereunder.

6. INVENTIONS/DESIGNS/IMPROVEMENTS

         6.1 Executive recognizes and acknowledges that during the course of his employment, he may either individually or jointly with others, and either on behalf of the Corporation or on his own, discover, conceive, make, perfect or develop inventions, improvements, discoveries, patents, patent applications, design patents, models, prototypes, trade secrets, computer programs, ideas, techniques, know-how and data, technical or otherwise, that are related to or in furtherance of the business or activities of the Corporation (hereinafter collectively referred to as "Inventions"). Inventions which are related to or in furtherance of the business or activities of the Corporation include any business or activity in progress at the Corporation at the date of or during Executive's employment with the Corporation and projects or other operations at the Corporation planned for the future.

         6.2 Executive further recognizes and agrees that any and all Inventions, including all rights in patents, patent applications, design patents, models, prototypes, copyrights, registrations, trade secrets and any and all right, title and interest that he might have therein, are the sole and exclusive property of the Corporation. Executive agrees that any participation by Executive in the design, discovery, conception, production, perfection, development or improvement of an Invention by Executive is work done for hire for the sole and exclusive benefit of the Corporation; and Executive hereby assigns to the Corporation all of his rights, title and interest in and to any and all Inventions. Executive's obligations under this Section 6 apply without regard to whether the Invention or an idea for an Invention, or the design, discovery, conception, production, perfection, development or improvement of an Invention, occurs on the job, at home, or elsewhere.

         6.3 Executive also agrees to disclose and does hereby assign to the Corporation any and all Inventions conceived, made, perfected or developed, and any and all patent and copyright applications filed, during the six months immediately subsequent to the termination of his employment, whether such applications are made individually or jointly with others, so long as those applications relate to the subject matter of Executive's employment on behalf of the Corporation during the one-year period immediately preceding termination of said employment.

         6.4 At the Corporation's request, from time to time, Executive shall promptly sign and deliver all documents necessary to vest in the Corporation all of his right, title and interest in and to such Inventions and, at the Corporation's request and expense, shall assist the Corporation in obtaining and defending any patents, or copyright registrations, or any other form of protection accorded to such Inventions in the United States or anywhere throughout the world, and shall assign the same and any patents issued thereon or copyright or registrations granted thereon, to the Corporation.

        6.5 Executive acknowledges that a breach of the terms of this Section 6 will cause immediate and irreparable harm to the Corporation, and money damages may not be sufficient to compensate the Corporation for a breach. In the event of a breach or threatened breach of the provisions of this Section 6, the Corporation shall be entitled to an injunction restraining or mandating action by Executive to enforce the terms hereof; and nothing contained herein shall be construed as prohibiting the Corporation from pursuing any other remedy for such breach or threatened breach, including the recovery of damages from Executive.

7. MISCELLANEOUS

         7.1 Governing Law. This Agreement shall be subject to and governed by the internal laws of the State of Maryland without regard to its conflict of laws provisions, and without regard to the place of execution or the place of performance thereof.

         7.2 Waiver. Failure to insist upon strict compliance with any provision hereof shall not be deemed a waiver of such provision or any other provision hereof.

         7.3 Amendment. This Agreement may not be modified or amended except by an agreement in writing executed by the parties hereto.

         7.4 Severability. If any one or more of the provisions contained in this Agreement shall, for any reason, be held to be excessively broad as to time, duration, geographical scope, activity, or subject, it shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law. If any provision of this Agreement is contrary to any federal, state, or local statute, ordinance, or regulation, the parties hereby declare that such provision shall be amended to conform to any such statutory or regulatory provision; and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision. The remaining provisions shall remain in full force and effect as if the Agreement had been executed with the invalid or unenforceable provisions eliminated.

         7.5 Entire Agreement. This Agreement, together with Exhibit A hereto, constitutes the entire understanding between the Corporation and Executive with respect to the subject matter hereof, and supersedes any and all previous agreements and understandings between Executive and the Corporation concerning the subject matter hereof.

       7.6 Non-Disclosure. Executive shall not disclose or confirm to any third party the existence of, or any material term contained in, this Agreement (other than disclosure and discussion with legal counsel which is permitted); and any such disclosure, if due to the Executive's willful act or gross negligence, shall subject the Executive to termination for cause pursuant to Section 1.4.2. above.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                             OPTICAL TECHNOLOGY GROUP, INC.


                                             By: /s/ RICHARD KAY
                                                 ------------------------------
                                                 Richard Kay
                                                 President


                                             EXECUTIVE:


                                             /s/ F. WILLIAM CAPLE
                                             ----------------------------------
                                             F. William Caple

                  EXHIBIT A TO EXECUTIVE EMPLOYMENT AGREEMENT

                       REASONS FOR TERMINATION WITH CAUSE

1        Misappropriation of Corporation funds.

2.       Embezzlement of Corporation funds.

3.       Soliciting a customer's business for personal or competitive gain.

4.       Use or sale of illegal drugs in the work place.

5.       Physical/mental/sexual abuse of any employee of the Corporation.

6.       Criminal activity in the work place.

7.       Theft or destruction of Corporation property.

8.       Flagrant violation of Corporation policy/procedure.

9. Providing professional services to a competitor while in the employ of the Corporation without the Corporation's knowledge.

10.      Use of Corporation information for material personal gain.

11. Breach of any covenant or obligation contained in Section 6 of the covenant or obligation contained in Section 6 of the Agreement.

               FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT is entered into as of the 1st day of January, 1999 by and between Optical Technology Group, Inc. d/b/a OTG Software (the "Corporation") and F. William Caple (the "Executive").

WHEREAS, the Corporation and Executive have entered into an Executive Employment Agreement dated January 1, 1998 (the "Agreement"), and desire to amend such Agreement.

NOW, THEREFORE, in consideration of the above premises and mutual covenants and conditions contained herein, the parties agree as follows:

         1. Section 1.4.1 of the Agreement, entitled Term, is hereby amended in the first sentence by substituting "five year term" for "three year term".

         2. Section 1.4.3 of the Agreement, entitled Termination by the Corporation Without Cause, is hereby amended by deleting the second sentence in its entirety and replacing it with the following: "In the event Executive is terminated without cause, Executive shall be paid a severance amount equal to Executive's then current Base Salary, payable in two installments, the first of which shall be paid on the date of termination of Executive's employment with the Corporation and the second of which shall be paid 90 days following payment of the first installment."

         3. Section 2.1 of the Agreement, entitled Base Salary, shall be amended by deleting the first sentence in its entirety and replacing it with the following: "As base annual salary compensation for services rendered under this Agreement, Executive shall receive through December 31, 1999, an annual salary in the amount of $150,000 (the "Base Salary")."

         4. Section 2.2 of the Agreement, entitled Bonus Compensation, shall be amended in the first sentence by substituting "33.33%" for "40%".

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

EXECUTIVE:                                     OPTICAL TECHNOLOGY GROUP, INC.

By: /s/ F. WILLIAM CAPLE                       By: /s/ RICHARD KAY
    -----------------------------                  -----------------------------
       F. William Caple                                    Richard Kay

Title: Executive Vice President                Title: President
       --------------------------                     --------------------------

                               SECOND AMENDMENT TO
                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS AMENDMENT (the "Amendment") is entered into as of the 15th day of November, 1999, by and between Online Technologies Group, Inc. (The "Corporation") and F. William Caple (the "Executive").

         WHEREAS the Corporation and the Executive have entered into an Executive Employment Agreement, dated January 1, 1998, as amended by the first amendment, dated January 1, 1999 (the "Agreement");

         NOW THEREFORE, in consideration of the above premises and mutual covenants and conditions contained herein, the parties agree as follows:

         1. Section 2.1 of the Agreement is hereby amended by deleting the first sentence in its entirety and substituting the following language in lieu thereof:

            "As base annual salary, for services rendered under this Agreement, Executive shall receive through December 31, 2000, an annual salary in the amount of $175,000 (the "Base Salary")."

         2. Section 2.1 of the Agreement is hereby amended by deleting the third sentence in its entirety and substituting the following language in lieu thereof:

            "The Base Salary amount shall automatically increase by 10% on January 1, 2001 and by 10% on each subsequent January 1 for the remaining term of the Agreement."

         3. Section 2.3 of the Agreement is hereby deleted in its entirety and shall be of no further force or effect.

         4. Except as expressly amended hereby, the Agreement, as previously amended, remains in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

ONLINE TECHNOLOGIES GROUP, INC.                EXECUTIVE


By: /s/ RICHARD A. KAY                         /s/ F. WILLIAM CAPLE
   ------------------------------              --------------------------------
     Richard A. Kay                            F. William Caple
     President